UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
October 1, 2014

Daegis Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11807	94-2710559
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

600 E. Las Colinas Blvd, Suite 1500
Irving, Texas 75039
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(214) 584-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 1, 2014, at 2:00 p.m. Central Time, Daegis Inc. (the “Company”) held its Annual Meeting of Stockholders for the fiscal year 2014 (the “Annual Meeting”) at the Daegis Inc. headquarters office, 600 E. Las Colinas Blvd, Suite 1500, Irving, Texas 75039. The proposals presented at the annual meeting are described in the proxy statement filed by the Company with the Securities and Exchange Commission on August 28, 2014. At the Annual Meeting, the holders of 14,286,111 shares of the Company’s common stock, which represents approximately 87.19% percent of the shares of the Company’s common stock outstanding and entitled to vote as of the record date of August 6, 2014, were represented in person or by proxy. At the Annual Meeting:

Election of Directors

Stockholders voted to elect each of the five (5) nominees as Directors of the Company:

	For	% Voted For	Withheld	% Voted Withheld	Broker Non-Votes
Steven D. Whiteman	6,632,365	79.48%	1,712,094	20.52%	5,941,652
Timothy P. Bacci	7,145,316	85.63%	1,199,143	14.37%	5,941,652
Robert M. Bozeman	7,106,030	85.16%	1,238,429	14.84%	5,941,652
Richard M. Brooks	6,631,946	79.48%	1,712,513	20.52%	5,941,652
Tery R. Larrew	7,106,528	85.16%	1,237,931	14.84%	5,941,652

Ratification of Appointment of Independent Registered Public Accounting Firm

Stockholders ratified the selection of Whitley Penn LLP as our independent registered public accounting firm for the 2015 fiscal year.

	For	Against	Abstain
	13,758,743	317,302	210,066
% of Voted	96.31%	2.22%	1.47%

Approve, on an Advisory Basis, the Compensation of our Named Executive Officers

	For	Against	Abstain	Broker Non-Votes
	7,708,115	548,137	88,207	5,941,652
% of Voted	92.37%	6.57%	1.06%

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2014

By:	/s/ Susan K. Conner
Susan K. Conner
Chief Financial Officer